UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

Nexstar Media Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700 Irving, Texas (Address of Principal Executive Offices)		75062 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Nexstar Media Group, Inc. (the “Company”) held its virtual Annual Meeting of Stockholders (the “Meeting”) on June 9, 2021. A total of 42,848,809 shares of Class A common stock were issued and outstanding as of the record date of the Meeting, April 26, 2021, and a total of 39,401,581 shares were present or represented by proxy and voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting, as described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on April 29, 2021 (the “2021 Proxy Statement”).

Proposal 1

The voting results of the proposal to elect three nominees to serve as Class III directors of the Company for three years were as follows:

	FOR	WITHHELD	BROKER NON- VOTES
Perry A. Sook	35,394,196	1,718,853	2,288,532
Geoffrey D. Armstrong	35,610,961	1,502,088	2,288,532
Jay M. Grossman	34,643,568	2,469,481	2,288,532

Proposal 2

The voting results of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 were as follows:

FOR	AGAINST	ABSTENTIONS
38,058,337	1,338,913	4,331

Proposal 3

The voting results of the proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers for the year ended December 31, 2020 as reported in the Company’s 2021 Proxy Statement, were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON- VOTES
28,413,401	8,621,511	78,137	2,288,532

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: June 11, 2021	Name:	Thomas E. Carter
	Title:	President, Chief Operating Officer and Chief Financial Officer
(Principal Financial Officer)